EXHIBIT 10.2

Execution version

LIBOR TRANSITION AMENDMENT
THIS LIBOR TRANSITION AMENDMENT (this “Agreement”), dated as of November 18, 2021 (the “Amendment Effective Date”), is entered into among HONEYWELL INTERNATIONAL INC., a Delaware corporation (the “Company”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Company, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, have entered into that certain Amended and Restated Five Year Credit Agreement dated as of March 31, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Advances”) under the Credit Agreement denominated in Sterling, Japanese Yen, and Euros (collectively, the “Impacted Currencies”) incur or are permitted to incur based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currencies should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Impacted Currencies. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currencies and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currencies.
3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms herein shall control.
4.    Conditions Precedent. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Company and the Administrative Agent.
5.    Payment of Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable, documented and invoiced costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable, documented and invoiced fees and expenses of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).

6.    Miscellaneous.
(a)The Loan Documents, and the obligations of the Company under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)The Company (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.
(c)The Company represents and warrants that:
(i)    The execution, delivery and performance by the Company of this Agreement are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) cause or constitute a violation of any provision of law or regulation, (ii) cause or constitute a violation of any provision of the Certificate of Incorporation or By-Laws of the Company or (iii) result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Company pursuant to, any indenture or other agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected, except in the case of clauses (i) and (iii) where such violation would not be reasonably expected to have a Material Adverse Effect.
(ii)    This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.
(iii)    Before and after giving effect to this Agreement, (A) all representations and warranties of the Company set forth in Section 4.01 of the Credit Agreement (other than the representations set forth in the last sentence of subsection (e) thereof and in subsections (f), (h)-(l) and (n) thereof) are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), and (B) no event has occurred and is continuing that constitutes a Default.
(d)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(e)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
COMPANY:    HONEYWELL INTERNATIONAL INC.,
a Delaware corporation
By: /s/ James Colby
Name: James Colby
Title: Vice President and Treasurer

[Signature Page to LIBOR Transition Amendment]

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

[Signature Page to LIBOR Transition Amendment]

Appendix A

TERMS APPLICABLE TO ALTERNATIVE CURRENCY ADVANCES

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Alternative Currency” means each of the following currencies: Sterling, Japanese Yen, and Euros.
“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Advance” means an Advance that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Advances must be denominated in an Alternative Currency.
“Alternative Currency Advance” means an Alternative Currency Daily Rate Advance or an Alternative Currency Term Rate Advance, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
(b)    denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two Business Days preceding the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then such date shall be such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period;
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Advance” means an Advance that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Advances must be denominated in an Alternative Currency.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the applicable Agent’s Office is located; provided that
(a)    if such day relates to any interest rate settings as to an Alternative Currency Advance denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Advance, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Advance, means a Business Day that is also a TARGET Day;

(b)    if such day relates to any interest rate settings as to an Alternative Currency Advance denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Japanese Yen, means a day other than when banks are closed for general business in Japan; and
(c)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Advance denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Advance (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR, TIBOR or any proposed Successor Rate for any currency, any conforming changes to the definitions of “SONIA”, “EURIBOR”, “TIBOR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Dollar Equivalent” means the Dollar Equivalent or any similar or analogous definition in the Credit Agreement.
“Interest Payment Date” means, (a) as to any Alternative Currency Daily Rate Advance, the last Business Day of each calendar month or calendar quarter (as the Borrower may so elect, the “Alternative Currency Daily Rate Advance Interest Payment Date”) and the applicable maturity date set forth in the Credit Agreement and (b) as to any Alternative Currency Term Rate Advance, the last day of each Interest Period applicable to such Advance; provided, however, that if any Interest Period for an Alternative Currency Term Rate Advance exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means as to each Alternative Currency Term Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Alternative Currency Term Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Alternative Currency Term Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period for an Alternative Currency Term Rate Advance shall be one, three or six months and, if available to all Lenders, two or twelve months, as the Borrower requesting the Borrowing may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(a)    such Borrower may not select any Interest Period that ends after the scheduled Termination Date;

(b)    Interest Periods commencing on the same date for Alternative Currency Term Rate Advance comprising part of the same Revolving Credit Borrowing shall be of the same duration;
(c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(d)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in agreement with the Company); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, if the Alternative Currency Daily Rate Advance Interest Payment Date is the end of (a) each calendar month, 0.0326% per annum or (b) each calendar quarter, 0.1193% per annum.
“Successor Rate” means a Benchmark Replacement rate or any similar or analogous definition in the Credit Agreement.
“Type” means, with respect to an Advance, its character as a Base Rate Advance, a Eurocurrency Rate Advance, a Euro Swing Line Advance, an Alternative Currency Daily Rate Advance or an Alternative Currency Term Rate Advance.
2.    Terms Applicable to Alternative Currency Advances. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)    Alternative Currencies. (i) (x) No Alternative Currency shall be considered a currency for which there is a published LIBOR rate, and (y) any request for a new Advance denominated in an Alternative Currency, or to continue an existing Advance denominated in an Alternative Currency, shall be deemed to be a request for a new Advance bearing interest at the Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable; provided, that, to the extent any Advance bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Advance shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Advance unless, in the case of an Advance that bears interest at a daily floating rate, such daily floating rate is no longer representative or being made available, in which case such Advance shall bear interest at the applicable Alternative Currency Rate immediately upon the effectiveness of this Agreement.
(ii) (x) No Alternative Currency shall be considered a currency for which there is a rate determinable in accordance with the definition of “Overnight Rate”, and (y) any amount denominated in an Alternative Currency to which the Overnight Rate applies shall be deemed to bear interest at the applicable Alternative Currency Daily Rate.
(b)     References to Eurocurrency Rate and Eurocurrency Rate Advances in the Credit Agreement and Loan Documents.

(i)     References to the Eurocurrency Rate and Eurocurrency Rate Advances in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein shall be deemed to include Alternative Currency Daily Rates, Alternative Currency Term Rates, and Alternative Currency Advances, as applicable.
(ii)     For purposes of any requirement for a Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Advance on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Advance.
(c)     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.
(d)    Borrowings and Continuations of Alternative Currency Advances. In addition to any other borrowing requirements set forth in the Credit Agreement:
(i)    Alternative Currency Advances. If a Borrower fails to specify a currency in a Notice of Revolving Credit Borrowing requesting a Borrowing, then the Advances so requested shall be made in Dollars. If a Borrower fails to specify a Type of Advance in a Notice of Revolving Credit Borrowing or if such Borrower fails to give a timely notice requesting a continuation, then the applicable Advances shall be made as Base Rate Advances denominated in Dollars; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Advances, such Advances shall be continued as Alternative Currency Term Rate Advances in their original currency with an Interest Period of one (1) month. If a Borrower requests a Borrowing of or continuation of Alternative Currency Term Rate Advances in any such Notice of Revolving Credit Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as otherwise specified in the Credit Agreement, no Alternative Currency Advance may be converted into or continued as an Advance denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Advance and reborrowed in the other currency.
(ii)    Conforming Changes. With respect to any Alternative Currency Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(iii)    Notice of Revolving Credit Borrowing. For purposes of a Borrowing of Alternative Currency Advances, the Borrower requesting such Borrowing shall use the Notice of Revolving Credit Borrowing attached hereto as Exhibit A.

(e)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, (x) each Alternative Currency Daily Rate Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Margin; and (y) each Alternative Currency Term Rate Advance shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Margin.
    (ii)    Interest on each Alternative Currency Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Credit Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(f)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate for a currency shall be deemed to apply to Alternative Currency Advances and SONIA, TIBOR and EURIBOR, as applicable, and the related defined terms shall be deemed to include Sterling, Japanese Yen and Euros and SONIA, TIBOR and EURIBOR, as applicable.

Exhibit A

FORM OF NOTICE OF
REVOLVING CREDIT BORROWING

Bank of America, N.A., as Administrative Agent
for the Lenders parties
to the Credit Agreement
referred to below
[Address]                        [Date]

Attention: Bank Loan Syndication
Ladies and Gentlemen:
The undersigned, [Name of Borrower], refers to the Amended and Restated Five Year Credit Agreement, dated as of March 31, 2021 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Bank of America, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i)    The Business Day of the Proposed Revolving Credit Borrowing is _______________.
(ii)    The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances] [Alternative Currency Daily Rate Advances] [Alternative Currency Term Rate Advances].
(iii)    The aggregate amount of the Proposed Revolving Credit Borrowing is [$_______________] [for a Revolving Credit Borrowing in a Major Currency, list currency and amount of Revolving Credit Borrowing].
[(iv)    The initial Interest Period for each Alternative Currency Term Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]
[(v)    The initial Alternative Currency Daily Rate Advance Interest Payment Date is the end of each calendar [month][quarter].]

The undersigned hereby certifies that the conditions precedent to this Revolving Credit Borrowing set forth in Section 3.03 of the Credit Agreement have been satisfied and the applicable statements contained therein are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing.
Very truly yours,
[NAME OF BORROWER]
By
Name:
Title: